Reed’s, Inc. Receives Acceptance of Plan to Regain NYSE Compliance

LOS ANGELES, CA—August 26, 2016 - Reed’s, Inc. (NYSE MKT: REED), the leading maker of craft sodas nationwide, today announced that it has been notified by the New York Stock Exchange (“NYSE”) that it reviewed the Company’s July 20, 2016 plan and determined to accept the plan and grant a plan period through December 22, 2017.

Chris Reed, CEO and Founder of Reed’s Inc. commented “When our market cap fell below $50 million, the NYSE compliance department informed us that Reed’s Inc. was not in compliance with the NYSE listing standards. As is traditional in this situation, we were asked for a plan that would bring the company back into compliance. We have submitted our plan to the NYSE Compliance department and it has been accepted. We have until December 22, 2017 to execute our plan and until then, we will continue to be listed on the NYSE MKT. Our supply chain interruptions of last year have negatively affected our financial performance which we believe in turn affected the stock price. We have corrected the supply issues and are focused on growing the volume, improving profit margins and containing costs. In the third quarter, we continue to see sequential and sustainable improvement in these areas. Our plan is to create sustained improved financial results that we believe will lead to the stock price recovery. We have additional alternative plans as a backup. We are confident in our ability to come into compliance with the listing standards. ” Reed concluded.

The Company previously announced on June 28, 2016, that it received a notice from the NYSE that the company’s common stock was not in compliance with the NYSE’s continued listing standard and did not satisfy the listing requirements in Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the NYSE MKT Company Guidance since it reported a stockholders’ deficit of $(581,000) as of March 31, 2016 and net losses in its five most recent fiscal years ended December 31, 2015.

ABOUT REEDS

Reed’s, Inc. makes the top-selling sodas in the natural and specialty foods industry and are sold in over 15,000 natural and mainstream supermarkets nationwide. Reed’s products are sold through an additional estimated 40,000 accounts that include specialty gourmet, natural food stores, retail stores, convenience stores and restaurants nationwide and in select international markets. Reed’s has sold over 500 million bottles since inception in June 1989 and is considered the leader of the fast growing craft soda category. Its seven award-winning non-alcoholic Ginger Brews are unique in the beverage industry, being brewed, not manufactured and using fresh ginger, spices and fruits in a brewing process that predates commercial soft drinks. The Company owns the top-selling root beer line in natural foods, the Virgil’s Root Beer product line, and a top-selling cola line in natural foods, the China Cola product line. In 2012, the Company launched its Reed’s Culture Club Kombucha line of organic live beverages. Other product lines include Reed’s Ginger Candies and Reed’s Ginger Ice Creams.

For more information about Reed’s, please visit the Company’s website at: http://www.reedsinc.com or call 800-99-REEDS.

Follow Reed’s on Twitter at http://twitter.com/reedsgingerbrew

Reed’s Facebook Fan Page at https://www.facebook.com/ReedsGingerBrew

SAFE HARBOR STATEMENT

Some portions of this press release, particularly those describing Reed’s goals and strategies, contain “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words, such as “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe future plans, objectives or goals are also forward-looking statements. While Reed’s is working to achieve those goals and strategies, actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. These risks and uncertainties include difficulty in marketing its products and services, maintaining and protecting brand recognition, the need for significant capital, dependence on third party distributors, dependence on third party brewers, increasing costs of fuel and freight, protection of intellectual property, competition and other factors, any of which could have an adverse effect on the business plans of Reed’s, its reputation in the industry or its expected financial return from operations and results of operations. In light of significant risks and uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by Reed’s that they will achieve such forward-looking statements. For further details and a discussion of these and other risks and uncertainties, please see our most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Reed’s undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Reed’s, Inc.

Investor Relations

(310) 217-9400 ext. 18

Email: ir@reedsinc.com

www.reedsinc.com